Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-102851 of InterVideo, Inc. on Form S-1 of our report dated March 19, 2001, related to the Audio/Video Products Division of Formosoft International Inc. (AVPD), appearing in the Prospectus, which is part of this registration statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    Deloitte & Touche

Deloitte & Touche

TN Soong & Co. and Deloitte & Touche (Taiwan) established Deloitte & Touche effective June 1, 2003

Taipei, Taiwan

The Republic of China

June 24, 2003